Exhibit 99.1

Motive, Inc. Reports Second Quarter Financial Results

•	Core revenue of $22.0 million – 30% increase from Q2 2003; total revenue of $24.0 million

•	Pro forma earnings of $0.04 per diluted share – up from $0.01 in Q2 2003; GAAP loss of $0.20 per basic share

AUSTIN, Texas — July 21, 2004 – Motive, Inc. (NASDAQ: MOTV), a provider of management software that enables technology products to manage themselves, today announced results for the quarter ended June 30, 2004. Motive’s core revenue, which excludes revenue acquired in business combination, was $22.0 million for the second quarter of 2004, a 30% increase over the same period in 2003 and a 14% increase over the first quarter of 2004. Motive’s total revenue for the second quarter of 2004 was $24.0 million.

Motive’s pro forma net income for the second quarter of 2004 was $798,000 or $0.04 per diluted share, compared to $257,000 or $0.01 per diluted share for the same period in 2003, and $617,000 or $0.03 per diluted share for the first quarter of 2004. Motive’s GAAP net loss for the second quarter of 2004 was $2.1 million or ($0.20) per basic share. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

“Motive’s second quarter results reflect the demand in the market for a new type of software that applies service-centric management to leading-edge Internet technologies being widely adopted in homes, small business and enterprises,” said Scott Harmon, CEO of Motive. “We are very pleased to see the investments we’ve made in new products and market opportunities paying off.”

“Our terrific execution allowed us to outperform our revenue and profit targets in the second quarter,” said Logan Wray, COO of Motive. “Looking ahead, we are excited about our prospects for continued growth and solid results as we continue to apply our model in new segments and geographies.”

Q2 2004 Highlights

•	Increased market share in broadband with new customer wins and extended strategic relationships in North America and Europe, bringing Motive’s total broadband customers to 27 providers worldwide.

•	Major competitive wins, reflecting product leadership in addressing the needs of home networking, enhanced consumer services for VOIP, video and data, small business services, and network policy management.

•	Significant traction with new self-management products for business applications as evidenced by multiple customer orders less than 90 days after initial product introduction.

•	Strategic alliance announced with BEA to include Motive self-management capabilities in WebLogic Server, enabling Motive to solve new management problems associated with J2EE applications in the Global 2000.

Financial Outlook

Core revenue is expected to be in the range of $22.4 million to $22.7 million for the third quarter of 2004 and in the range of $95 million to $97 million for the 12 months ending June 30, 2005. Pro forma earnings are expected to be $0.04 per diluted share for the third quarter of 2004.

Conference Call Details

Motive has scheduled a conference call for 4:00 p.m. CDT today to discuss its second quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet from the Investor Relations section of Motive’s website at www.motive.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through the investor relations section of Motive’s website at www.motive.com approximately two hours after the live call ends.

About Motive, Inc.

Motive, Inc. is a pioneer in helping companies to deliver technology management capabilities as an on-demand service. Motive’s software adds self-management intelligence and automation to technology products and services allowing them to install, diagnose and repair themselves, or to guide users through simple steps when necessary. Companies worldwide have used Motive’s software in connection with more than 30 million products and services. Founded in 1997, Motive is headquartered in Austin, Texas and has offices in Europe and Asia. For more information, visit www.motive.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties concerning our expected financial performance, as well our future business prospects and product and service offerings. Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. These potential risks and uncertainties include, among other things: 1) our concentrated customer base; 2) the mix of perpetual and term licenses; 3) the effect of the timing of the recognition of revenue from products licensed; 4) our typically long sales cycle; 5) the dependence of our financial growth on the continued success and acceptance of our existing and new product and service offerings; 6) the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future; 7) the ability to attract and retain key personnel; 8) the intensely competitive nature of the market for our products and services; and 9) the additional risks factors described in our SEC filings, which are available at the SEC’s website at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this release, and we assume no obligation to update any information contained in this press release.

Non-GAAP Financial Information

Motive has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma diluted earnings per share. These measures may be different from measures used by other companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is included in this press release.

Tables Attached: Consolidated Condensed Statements of Operations, Consolidated Condensed Balance Sheets, and Reconciliation of GAAP to Non-GAAP Financial Measures.

Motive is a trademark or registered trademark of Motive, Inc. in the United States and other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MOTIVE, INC.

12515 Research Blvd. Building 5, Austin, TX 78759 Tel: (512) 339-8335 Fax: (512) 339-9040

Media Contact:	Investor Contact:

Cybele Diamandopoulos	April Downing
Motive, Inc.	Motive, Inc.
512-506-4272	512-531-1038
cdiamand@motive.com	ir@motive.com

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenue:
License fees	$13,586	$11,228	$25,081	$17,618
Services:
Services	8,374	5,615	16,129	11,914
Acquired in business combination	2,062	7,827	5,488	15,830

Total services revenue	10,436	13,442	21,617	27,744

Total revenue	24,022	24,670	46,698	45,362

Cost of revenue:
License fees	157	1,026	351	1,069
Amortization of acquired technology	234	117	448	214
Services	7,084	8,146	14,621	15,578

Total cost of revenue	7,475	9,289	15,420	16,861

Gross margin	16,547	15,381	31,278	28,501

Operating expenses:
Sales and marketing	8,262	8,735	15,817	15,884
Research and development	4,683	3,913	8,917	7,523
General and administrative	2,046	2,081	4,215	3,971
Amortization of intangibles	802	571	1,575	1,047
Amortization of deferred stock compensation (1)	637	115	1,488	281
Business restructuring charge	—	—	—	1,422

Total operating expenses	16,430	15,415	32,012	30,128

Income (loss) from operations	117	(34)	(734)	(1,627)
Interest income (expense), net	(2,018)	(458)	(2,528)	(948)
Other income (expense), net	(55)	85	417	142

Loss before income taxes	(1,956)	(407)	(2,845)	(2,433)
Provision for income taxes	187	1,130	868	1,387

Net loss	$(2,143)	$(1,537)	$(3,713)	$(3,820)

Basic and diluted loss per share	$(0.20)	$(0.15)	$(0.36)	$(0.38)

Shares used in computing basic and diluted loss per share	10,820	9,982	10,288	9,973

(1)	If the amortization of deferred stock compensation were allocated to specific operating statement line items, it would be allocated as follows:

Cost of services revenue	$32	$11	$85	$(17)
Sales and marketing	248	19	568	121
Research and development	210	14	498	31
General and administrative	147	71	337	146

	$637	$115	$1,488	$281

MOTIVE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,362	$28,433
Accounts receivable, net	12,635	21,276
Prepaid expenses and other current assets	2,943	2,437

Total current assets	95,940	52,146

Restricted cash	—	15,000
Property and equipment, net	6,630	7,008
Goodwill	59,143	59,143
Acquired technology, net	8,455	8,903
Other intangibles, net	10,018	11,593
Other assets	3,888	4,650

Total assets	$184,074	$158,443

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,767	$5,651
Accrued liabilities	13,980	17,684
Deferred revenue	11,911	13,886
Current portion of long-term debt	1,105	278

Total current liabilities	32,763	37,499
Deferred revenue	7,281	7,347
Long-term debt, net of current portion	5,000	6,026
Related party subordinated debt, net	—	10,757

Total liabilities	45,044	61,629

Redeemable convertible preferred stock:
Preferred Stock: $0.001 par value; 47,000,000 shares authorized, 10,322,056 shares issued and outstanding at December 31, 2003	—	119,785

Stockholders’ equity (deficit):
Common stock: $0.001 par value; 150,000,000 shares authorized, 25,597,912 shares issued and outstanding at June 30, 2004 (unaudited); 25,000,000 shares authorized, 9,723,131 shares issued and outstanding at December 31, 2003	26	10
Additional paid-in capital	234,277	69,734
Deferred stock compensation	(2,779)	(4,168)
Accumulated comprehensive loss	(415)	(181)
Accumulated deficit	(92,079)	(88,366)

Total stockholders’ equity (deficit)	139,030	(22,971)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$184,074	$158,443

MOTIVE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

GAAP revenue	$24,022	$24,670	$46,698	$45,362

GAAP gross margin	$16,547	$15,381	$31,278	$28,501
Pro forma adjustments:
Amortization of acquired technology	234	117	448	214

Pro forma gross profit	$16,781	$15,498	$31,726	$28,715

Pro forma gross margin	70%	63%	68%	63%

GAAP income/(loss) from operations	$117	$(34)	$(734)	$(1,627)
Pro forma adjustments:
Amortization of acquired technology	234	117	448	214
Amortization of intangibles	802	571	1,575	1,047
Amortization of deferred stock compensation	637	115	1,488	281
Business restructuring charge	—	—	—	1,422

Total pro forma adjustments	1,673	803	3,511	2,964

Pro forma income from operations	$1,790	$769	$2,777	$1,337

Pro forma operating margin	7%	3%	6%	3%

GAAP net loss	$(2,143)	$(1,537)	$(3,713)	$(3,820)
Pro forma adjustments:
Total pro forma adjustments affecting income/(loss) from operations	1,673	803	3,511	2,964
Write-off of unamortized subordinated debt discount	1,511	—	1,511	—
Tax adjustment to reflect 35% effective tax rate	(243)	991	106	1,201

Pro forma net income	$798	$257	$1,415	$345

GAAP shares used in computing basic loss per share	10,820	9,982	10,288	9,973
Pro forma adjustments:
Redeemable convertible preferred stock outstanding	9,641	10,322	9,982	9,940
Incremental shares related to stock warrants	469	450	471	450
Incremental shares related to stock options	1,637	211	1,641	215

Shares used in computing pro forma earnings per diluted share	22,567	20,965	22,382	20,578

Pro forma earnings per diluted share	$0.04	$0.01	$0.06	$0.02